The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B

NIV

		Minimum	Maximum
Scheduled Principal Balance	$176,534,633	$120	$740,145
Average Scheduled Principal Balance	$155,127
Number of Mortgage Loans	1,138

Arrearage	$527,262	$0	$63,628

Weighted Average Gross Coupon	8.93%	5.10%	17.50%
Weighted Average FICO Score	617	455	797
Weighted Average Combined Original LTV	1	0	1

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	349 months	51 months	360 months
Weighted Average Seasoning	5 months	0 months	115 months

Weighted Average Gross Margin	6.445%	2.500%	11.050%
Weighted Average Minimum Interest Rate	8.540%	6.450%	13.500%
Weighted Average Maximum Interest Rate	15.532%	13.450%	20.500%
Weighted Average Initial Rate Cap	2.983%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.502%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	36 months

Maturity Date		Oct 2 2010	Aug 15 2036
Maximum Zip Code Concentration	0.60%	93311

ARM	70.31%	Cash Out Refinance	78.08%
Fixed Rate	29.69%	Purchase	13.90%
		Rate/Term Refinance	8.02%
2/28 6 MO LIBOR	32.83%
2/28 6 MO LIBOR 40/30 Balloon	32.51%	Condominium	5.54%
2/28 6 MO LIBOR IO	0.31%	Manufactured Housing	0.03%
3/27 6 MO LIBOR	1.92%	PUD	11.26%
3/27 6 MO LIBOR 40/30 Balloon	2.36%	Single Family	80.07%
6 MO LIBOR	0.39%	Townhouse	2.23%
Fixed Rate	23.25%	Two-Four Family	0.88%
Fixed Rate 30/15 Balloon	1.23%
Fixed Rate 40/30 Balloon	5.14%	Investor	0.38%
Fixed Rate IO	0.06%	Primary	98.55%
		Second Home	1.07%
Interest Only	0.38%
Not Interest Only	99.62%	Top 5 States:
		California	26.80%
Prepay Penalty: 0 months	41.95%	Florida	15.98%
Prepay Penalty: 12 months	2.95%	Texas	9.92%
Prepay Penalty: 24 months	14.50%	Arizona	7.45%
Prepay Penalty: 36 months	38.46%	New Jersey	4.69%
Prepay Penalty: 60 months	2.14%
		Bankruptcy	0.23%
First Lien	95.39%	Not Bankruptcy	99.77%
Second Lien	4.61%
		Not Section 32	99.93%
No Income Verification	100.00%	Section 32	0.07%

NATIONSTAR 2006-B

NIV

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	197	6,326,420.64	3.58%	11.988	266	79.39	611
50,000.01 - 100,000.00	308	22,754,301.27	12.89%	10.303	329	72.79	616
100,000.01 - 150,000.00	177	21,884,999.12	12.40%	9.232	350	72.69	616
150,000.01 - 200,000.00	126	22,064,352.03	12.50%	8.773	355	74.04	612
200,000.01 - 250,000.00	106	23,631,318.92	13.39%	8.587	355	74.58	620
250,000.01 - 300,000.00	76	21,031,977.17	11.91%	8.423	358	74.60	620
300,000.01 - 350,000.00	59	19,040,492.18	10.79%	8.484	358	77.44	617
350,000.01 - 400,000.00	36	13,515,810.29	7.66%	8.253	358	77.14	616
400,000.01 - 450,000.00	19	7,977,543.38	4.52%	8.181	358	74.88	614
450,000.01 - 500,000.00	15	7,061,261.92	4.00%	8.730	359	79.91	599
500,000.01 - 550,000.00	6	3,182,047.21	1.80%	7.579	359	83.00	660
550,000.01 - 600,000.00	6	3,411,348.13	1.93%	8.116	359	78.27	623
600,000.01 - 650,000.00	3	1,889,502.14	1.07%	8.691	359	79.52	598
650,000.01 - 700,000.00	3	2,023,113.94	1.15%	8.180	358	74.24	655
700,000.01 - 750,000.00	1	740,145.00	0.42%	6.620	359	70.49	622
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	1	28,470.09	0.02%	5.097	267	70.00	559
6.000 - 6.499	13	3,756,209.06	2.13%	6.448	354	75.64	618
6.500 - 6.999	39	9,817,250.23	5.56%	6.787	355	75.91	633
7.000 - 7.499	58	13,297,520.07	7.53%	7.307	358	74.86	623
7.500 - 7.999	107	26,045,635.58	14.75%	7.785	358	73.85	624
8.000 - 8.499	84	16,756,454.53	9.49%	8.260	357	76.00	627
8.500 - 8.999	181	38,036,055.92	21.55%	8.756	354	73.24	614
9.000 - 9.499	104	15,817,171.14	8.96%	9.251	349	71.94	615
9.500 - 9.999	134	21,259,143.19	12.04%	9.736	353	76.78	610
10.000 -10.499	71	8,646,595.81	4.90%	10.249	345	74.94	598
10.500 -10.999	81	8,980,841.07	5.09%	10.696	338	75.47	597
11.000 -11.499	27	2,614,073.23	1.48%	11.157	302	71.45	591
11.500 -11.999	46	2,541,075.31	1.44%	11.704	317	79.06	615
12.000 -12.499	43	2,049,962.41	1.16%	12.243	316	88.65	640
12.500 -12.999	54	3,032,482.77	1.72%	12.748	286	91.14	627
13.000 -13.499	41	1,953,863.44	1.11%	13.230	299	90.88	621
13.500 -13.999	34	1,266,068.09	0.72%	13.758	264	78.15	602
14.000 -14.499	8	249,474.03	0.14%	14.247	287	78.94	595
14.500 -14.999	8	305,296.19	0.17%	14.711	314	82.55	625
15.000 -15.499	1	26,244.30	0.01%	15.250	305	60.00	576
16.000 -16.499	1	10,194.95	0.01%	16.375	300	20.79	670
17.000 -17.499	1	32,043.84	0.02%	17.250	291	60.00	497
17.500 -17.999	1	12,508.09	0.01%	17.500	65	65.00	468
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	18	1,055,585.16	0.60%	11.865	272	72.13	479
500-524	25	1,257,825.64	0.71%	11.621	263	68.74	516
525-549	28	1,973,895.87	1.12%	10.929	271	75.03	536
550-574	163	25,845,305.07	14.64%	9.185	351	70.77	563
575-599	208	34,810,331.16	19.72%	8.837	352	72.89	588
600-624	231	42,753,303.93	24.22%	8.545	355	74.82	612
625-649	189	27,188,592.66	15.40%	9.105	348	77.31	636
650-674	154	26,268,405.83	14.88%	8.820	353	80.12	660
675-699	66	7,783,118.44	4.41%	9.240	337	76.44	687
700+	56	7,598,269.58	4.30%	8.613	346	78.84	726
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	101	10,006,954.81	5.67%	9.141	342	39.50	605
50.00- 54.99	24	2,808,049.35	1.59%	9.157	337	52.42	613
55.00- 59.99	51	6,757,253.33	3.83%	8.839	343	57.47	615
60.00- 64.99	53	6,796,681.89	3.85%	8.724	343	62.14	621
65.00- 69.99	98	14,389,973.43	8.15%	9.240	342	67.05	604
70.00- 74.99	128	23,050,624.19	13.06%	8.361	349	71.92	610
75.00- 79.99	155	30,679,628.40	17.38%	8.572	355	76.66	613
80.00	117	16,505,834.61	9.35%	9.268	343	80.00	608
80.01- 84.99	161	33,809,631.74	19.15%	8.509	357	81.33	613
85.00- 89.99	58	13,883,977.06	7.86%	8.779	358	85.81	630
90.00- 94.99	42	9,790,767.46	5.55%	9.064	357	90.24	648
95.00- 99.99	8	567,557.63	0.32%	11.552	305	97.31	660
100.00	142	7,487,699.44	4.24%	12.410	320	100.00	661
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
60	1	96,211.37	0.05%	9.120	58	65.00	626
120	9	193,588.47	0.11%	12.804	59	52.95	600
144	1	17,869.27	0.01%	12.950	73	45.46	514
180	80	4,191,051.71	2.37%	11.210	155	79.76	626
240	27	1,814,562.11	1.03%	10.553	215	61.21	585
264	1	49,781.85	0.03%	12.750	194	66.73	495
300	1	30,614.70	0.02%	9.850	245	75.49	614
360	1,018	170,140,953.86	96.38%	8.846	356	75.28	617
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	5	187,447.59	0.11%	11.206	56	56.98	609
61-120	35	1,064,067.51	0.60%	11.464	103	64.35	582
121-180	63	3,703,142.71	2.10%	11.312	169	81.61	629
181-240	16	1,408,406.97	0.80%	10.057	229	60.07	592
241-300	63	4,457,021.60	2.52%	10.666	290	74.85	580
301-360	956	165,714,546.96	93.87%	8.797	358	75.29	618
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	50	4,446,092.68	2.52%	9.232	328	67.43	622
20.01 -25.00	57	6,885,086.18	3.90%	9.030	343	70.21	616
25.01 -30.00	79	8,953,984.80	5.07%	8.916	339	71.45	620
30.01 -35.00	138	20,166,434.25	11.42%	8.805	352	74.95	612
35.01 -40.00	189	30,696,517.91	17.39%	8.633	349	74.50	620
40.01 -45.00	296	48,123,652.81	27.26%	8.974	350	75.80	617
45.01 -50.00	290	50,944,573.88	28.86%	8.986	352	77.28	618
50.01 -55.00	38	5,917,290.83	3.35%	9.627	350	76.67	600
55.01 -60.00	1	401,000.00	0.23%	8.550	360	42.21	581
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	593	124,126,287.26	70.31%	8.573	358	75.24	615
Fixed Rate	545	52,408,346.08	29.69%	9.761	329	75.14	621
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	336	57,954,086.40	32.83%	9.037	357	73.18	608
2/28 6 MO LIBOR 40/30 Balloon	209	57,390,660.22	32.51%	8.113	359	77.22	622
2/28 6 MO LIBOR IO	2	548,218.58	0.31%	8.626	359	85.28	637
3/27 6 MO LIBOR	19	3,380,886.03	1.92%	8.863	357	76.05	621
3/27 6 MO LIBOR 40/30 Balloon	20	4,172,110.46	2.36%	7.967	358	75.20	603
6 MO LIBOR	7	680,325.57	0.39%	10.024	314	71.55	589
Fixed Rate	472	41,037,923.74	23.25%	10.023	331	74.97	618
Fixed Rate 30/15 Balloon	32	2,177,805.60	1.23%	12.098	168	93.51	641
Fixed Rate 40/30 Balloon	40	9,077,967.12	5.14%	8.041	359	71.38	630
Fixed Rate IO	1	114,649.62	0.06%	7.750	358	85.00	620
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	3	662,868.20	0.38%	8.475	359	85.23	634
Not Interest Only	1,135	175,871,765.14	99.62%	8.927	349	75.17	617
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	583	74,063,819.28	41.95%	9.573	346	75.31	620
Prepay Penalty: 12 months	28	5,211,438.51	2.95%	9.474	345	74.36	614
Prepay Penalty: 24 months	132	25,592,925.38	14.50%	8.114	352	78.96	621
Prepay Penalty: 36 months	337	67,886,475.27	38.46%	8.412	357	73.89	614
Prepay Penalty: 60 months	58	3,779,974.90	2.14%	10.201	263	72.66	596
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	983	168,402,440.27	95.39%	8.756	351	74.05	615
Second Lien	155	8,132,193.07	4.61%	12.425	318	99.12	659
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Income Verification	1,138	176,534,633.34	100.00%	8.925	349	75.21	617
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	843	137,839,147.25	78.08%	8.835	350	72.95	611
Purchase	220	24,543,899.45	13.90%	9.634	344	86.04	638
Rate/Term Refinance	75	14,151,586.64	8.02%	8.575	347	78.43	635
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	61	9,778,393.61	5.54%	9.003	353	76.03	624
Manufactured Housing	1	51,958.50	0.03%	10.500	358	80.00	625
PUD	145	19,878,151.09	11.26%	9.272	349	79.17	620
Single Family	902	141,348,499.86	80.07%	8.879	349	74.68	616
Townhouse	22	3,928,915.90	2.23%	8.658	356	72.90	617
Two-Four Family	7	1,548,714.38	0.88%	8.848	356	73.43	631
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	15	672,444.74	0.38%	11.703	302	58.99	582
Primary	1,103	173,968,652.81	98.55%	8.900	349	75.38	617
Second Home	20	1,893,535.79	1.07%	10.317	349	64.90	628
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	5	425,804.94	0.24%	10.850	360	66.45	622
Arizona	83	13,158,945.35	7.45%	8.528	352	78.24	625
Arkansas	4	313,495.69	0.18%	11.566	300	78.21	586
California	174	47,317,369.36	26.80%	8.335	354	75.41	617
Colorado	12	1,817,208.06	1.03%	8.664	356	85.48	638
Connecticut	17	3,699,563.91	2.10%	8.797	352	72.60	615
Delaware	6	1,047,045.03	0.59%	8.982	332	73.78	637
Florida	163	28,214,261.20	15.98%	8.463	355	75.53	614
Georgia	27	2,608,699.79	1.48%	10.127	337	77.40	596
Idaho	2	125,200.00	0.07%	10.536	359	67.81	629
Illinois	10	856,641.98	0.49%	9.518	346	88.50	660
Indiana	9	645,883.15	0.37%	10.527	293	66.99	608
Iowa	4	483,738.36	0.27%	9.294	358	81.44	598
Kansas	1	67,153.83	0.04%	8.630	357	38.57	664
Kentucky	4	225,464.59	0.13%	11.163	315	75.93	560
Louisiana	12	898,282.68	0.51%	10.158	326	72.90	572
Maine	4	542,962.23	0.31%	9.233	348	81.39	625
Maryland	25	5,183,388.46	2.94%	8.838	357	74.40	622
Massachusetts	20	5,305,538.15	3.01%	8.798	356	72.97	620
Michigan	14	922,675.06	0.52%	10.696	275	73.78	620
Minnesota	4	195,918.92	0.11%	9.750	285	99.80	636
Mississippi	11	463,753.22	0.26%	12.952	238	68.31	561
Missouri	12	834,401.58	0.47%	10.579	322	76.32	605
Nebraska	3	447,715.00	0.25%	9.485	334	75.64	641
Nevada	12	1,720,955.29	0.97%	9.774	359	77.82	614
New Hampshire	6	1,076,753.68	0.61%	8.807	358	68.34	622
New Jersey	37	8,270,649.70	4.69%	9.504	355	75.28	622
New Mexico	9	1,087,089.52	0.62%	9.776	354	80.05	635
New York	24	4,556,395.58	2.58%	9.066	354	69.12	609
North Carolina	19	2,126,480.69	1.20%	10.307	342	72.65	602
Ohio	21	1,675,938.04	0.95%	10.132	342	75.41	590
Oklahoma	10	787,886.49	0.45%	9.869	339	73.62	575
Oregon	4	507,799.44	0.29%	8.439	349	69.38	624
Pennsylvania	42	4,878,552.73	2.76%	8.996	353	74.74	624
Rhode Island	2	576,633.23	0.33%	8.230	360	73.56	624
South Carolina	13	1,598,061.58	0.91%	9.864	359	77.06	623
Tennessee	17	1,106,923.22	0.63%	9.982	281	80.13	588
Texas	216	17,509,200.74	9.92%	9.865	332	73.14	612
Utah	4	586,302.89	0.33%	9.124	359	69.09	642
Vermont	4	427,912.46	0.24%	9.353	359	75.97	617
Virginia	44	7,840,890.82	4.44%	9.087	353	75.85	618
Washington	23	3,981,437.35	2.26%	8.962	349	77.09	627
West Virginia	2	168,000.00	0.10%	9.113	179	46.99	648
Wisconsin	3	249,659.35	0.14%	11.052	358	71.58	627
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.500 - 2.999	2	570,790.23	0.46%	7.848	359	67.73	619
4.000 - 4.499	4	1,945,714.64	1.57%	6.580	358	73.48	641
4.500 - 4.999	26	7,136,745.61	5.75%	6.854	357	77.89	630
5.000 - 5.499	41	10,501,172.66	8.46%	7.251	359	75.27	621
5.500 - 5.999	91	21,183,909.31	17.07%	7.732	359	73.42	620
6.000 - 6.499	116	26,670,066.95	21.49%	8.445	357	74.09	614
6.500 - 6.999	88	16,613,484.74	13.38%	8.799	358	77.64	613
7.000 - 7.499	103	19,676,775.47	15.85%	9.313	359	75.03	610
7.500 - 7.999	59	9,230,438.83	7.44%	9.982	356	75.89	605
8.000 - 8.499	45	9,306,747.08	7.50%	10.323	357	77.83	607
8.500 - 8.999	11	955,676.76	0.77%	11.474	343	71.77	583
9.000 - 9.499	2	165,992.83	0.13%	11.085	358	70.34	629
9.500 - 9.999	2	57,398.81	0.05%	14.250	304	54.61	515
10.000 -10.499	2	101,178.39	0.08%	12.799	344	45.59	637
11.000 -11.499	1	10,194.95	0.01%	16.375	300	20.79	670
Total	593	124,126,287.26	100.00%	8.573	358	75.24	615

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.000 - 6.499	11	3,659,137.91	2.95%	6.454	358	76.15	615
6.500 - 6.999	30	8,459,782.07	6.82%	6.757	358	77.17	627
7.000 - 7.499	46	10,756,638.10	8.67%	7.320	358	74.53	620
7.500 - 7.999	80	20,220,949.60	16.29%	7.809	358	74.67	623
8.000 - 8.499	65	13,821,962.16	11.14%	8.340	357	77.72	623
8.500 - 8.999	135	29,771,388.04	23.98%	8.801	358	73.71	610
9.000 - 9.499	56	9,799,225.00	7.89%	9.241	358	73.83	614
9.500 - 9.999	89	16,253,317.96	13.09%	9.758	357	76.76	608
10.000 -10.499	42	5,978,255.16	4.82%	10.262	358	74.77	593
10.500 -10.999	29	4,714,448.44	3.80%	10.758	355	77.69	604
11.000 -11.499	5	472,163.65	0.38%	11.188	359	63.02	630
11.500 -11.999	3	146,257.57	0.12%	12.723	329	55.53	600
13.000 -13.499	1	62,566.65	0.05%	13.450	293	70.00	498
13.500 -13.999	1	10,194.95	0.01%	16.375	300	20.79	670
Total	593	124,126,287.26	100.00%	8.573	358	75.24	615

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.000 -13.499	11	3,659,137.91	2.95%	6.454	358	76.15	615
13.500 -13.999	30	8,459,782.07	6.82%	6.757	358	77.17	627
14.000 -14.499	46	10,756,638.10	8.67%	7.320	358	74.53	620
14.500 -14.999	82	20,755,167.80	16.72%	7.844	358	74.66	623
15.000 -15.499	65	13,821,962.16	11.14%	8.340	357	77.72	623
15.500 -15.999	135	29,664,548.11	23.90%	8.806	358	73.85	611
16.000 -16.499	56	9,799,225.00	7.89%	9.241	358	73.83	614
16.500 -16.999	87	15,825,939.69	12.75%	9.762	357	76.56	607
17.000 -17.499	42	5,978,255.16	4.82%	10.262	358	74.77	593
17.500 -17.999	30	4,759,158.99	3.83%	10.780	355	77.67	604
18.000 -18.499	5	472,163.65	0.38%	11.188	359	63.02	630
18.500 -18.999	2	101,547.02	0.08%	12.545	342	46.95	621
20.000 -20.499	1	62,566.65	0.05%	13.450	293	70.00	498
20.500 -20.999	1	10,194.95	0.01%	16.375	300	20.79	670
Total	593	124,126,287.26	100.00%	8.573	358	75.24	615

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	5	295,221.77	0.24%	12.383	254	70.70	560
1.500	2	385,103.80	0.31%	8.216	360	72.20	610
2.000	14	925,212.73	0.75%	11.550	296	75.11	540
3.000	572	122,520,748.96	98.71%	8.542	358	75.26	616
Total	593	124,126,287.26	100.00%	8.573	358	75.24	615

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	28	2,576,469.35	2.08%	10.902	317	74.71	582
1.500	558	120,501,908.47	97.08%	8.521	359	75.24	615
3.000	7	1,047,909.44	0.84%	8.834	359	76.01	649
Total	593	124,126,287.26	100.00%	8.573	358	75.24	615

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/15/06	1	70,136.52	0.06%	13.250	301	80.00	523
09/01/06	3	92,523.69	0.07%	13.351	177	65.73	652
09/15/06	1	314,939.75	0.25%	11.000	302	80.00	455
10/15/06	1	64,856.09	0.05%	9.875	267	80.00	523
11/01/06	2	85,215.42	0.07%	9.361	267	76.66	526
12/15/06	3	209,540.25	0.17%	11.074	317	58.60	543
12/17/06	1	26,244.30	0.02%	15.250	305	60.00	576
01/01/07	6	484,102.76	0.39%	12.596	303	77.19	593
01/15/07	2	40,980.83	0.03%	14.779	305	39.45	551
01/25/07	1	44,710.55	0.04%	13.125	300	75.00	552
02/01/07	4	496,764.79	0.40%	9.369	336	77.63	620
09/01/07	2	180,486.31	0.15%	9.993	349	62.09	613
02/01/08	1	381,936.79	0.31%	9.200	354	80.49	660
04/01/08	2	423,799.81	0.34%	9.683	356	70.26	598
04/15/08	18	3,340,879.86	2.69%	8.695	357	72.21	650
05/01/08	74	15,485,319.92	12.48%	8.247	357	73.99	607
05/15/08	52	11,135,043.79	8.97%	8.545	358	75.90	612
06/01/08	103	24,141,454.45	19.45%	8.314	358	75.84	615
06/15/08	50	9,045,050.72	7.29%	8.920	359	72.76	605
07/01/08	115	25,323,004.72	20.40%	8.623	359	77.28	622
07/15/08	25	4,966,349.10	4.00%	8.887	360	72.37	608
08/01/08	85	19,902,370.36	16.03%	8.604	360	75.14	619
08/15/08	3	385,100.00	0.31%	9.214	360	66.12	608
04/15/09	1	144,584.62	0.12%	9.500	357	80.00	614
05/01/09	9	1,926,542.62	1.55%	8.298	357	77.46	611
05/15/09	4	700,635.95	0.56%	8.402	358	72.00	642
06/01/09	11	2,047,216.86	1.65%	8.353	358	72.03	578
07/01/09	7	1,544,341.43	1.24%	7.374	359	77.49	623
07/15/09	2	278,375.00	0.22%	9.307	360	67.08	599
08/01/09	4	843,780.00	0.68%	9.539	360	81.10	635
Total	593	124,126,287.26	100.00%	8.573	358	75.24	615

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	1,028	170,564,308.96	96.62%	8.831	352	75.35	619
0.01 - 1,000.00	31	1,246,419.30	0.71%	11.782	245	68.01	588
1,000.01 - 2,000.00	17	666,551.07	0.38%	12.187	229	68.57	565
2,000.01 - 3,000.00	13	611,075.32	0.35%	11.639	235	69.75	533
3,000.01 - 4,000.00	9	420,496.39	0.24%	12.670	219	67.09	546
4,000.01 - 5,000.00	8	635,278.94	0.36%	10.871	268	75.50	554
5,000.01 - 6,000.00	5	245,236.73	0.14%	13.063	236	73.96	533
6,000.01 - 7,000.00	4	156,132.65	0.09%	11.586	274	72.33	532
7,000.01 - 8,000.00	6	342,580.86	0.19%	11.676	281	62.55	542
8,000.01 - 9,000.00	2	57,226.89	0.03%	15.688	216	56.65	515
9,000.01 - 10,000.00	2	65,776.19	0.04%	12.348	289	66.99	546
10,000.01 - 11,000.00	3	154,270.43	0.09%	11.453	266	82.99	556
12,000.01 - 13,000.00	1	68,713.15	0.04%	13.990	110	66.67	538
13,000.01 - 14,000.00	1	37,491.32	0.02%	13.650	169	50.00	569
14,000.01 - 15,000.00	2	220,839.07	0.13%	10.520	287	80.00	588
16,000.01 - 17,000.00	1	62,566.65	0.04%	13.450	293	70.00	498
17,000.01 - 18,000.00	1	210,093.31	0.12%	8.550	292	73.67	530
19,000.01 - 20,000.00	1	51,810.31	0.03%	14.550	301	52.54	495
20,000.01+	3	717,765.80	0.41%	10.603	299	79.91	510
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	9	413,666.56	0.23%	12.584	228	75.73	593
Not Bankruptcy	1,129	176,120,966.78	99.77%	8.917	349	75.21	617
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	1,135	176,419,722.96	99.93%	8.923	349	75.22	617
Section 32	3	114,910.38	0.07%	12.571	267	63.14	507
Total	1,138	176,534,633.34	100.00%	8.925	349	75.21	617